SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2002

CDW Computer Centers, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Illinois (State or Other Jurisdiction of Incorporation)	0-21796 (Commission File Number)	36-3310735 (IRS Employer Identification No.)

200 N. Milwaukee Ave. Vernon Hills, Illinois (Address of Principal Executive Offices)		60061 (Zip Code)

Registrant's telephone number, including area code:   (847) 465-6000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.        Other Events.

        On March 19, 2002, CDW Computer Centers, Inc. issued a press release commenting on first quarter business trends. The text of the March 19, 2002 release is as follows:

VERNON HILLS, Ill. - March 19, 2002 - CDW (Nasdaq: CDWC), a leading provider of technology products and services to businesses and the public sector, today provided an update on recent business trends. Chairman and chief executive officer John A. Edwardson commented, "In light of the shelf registration we recently filed, we felt it was appropriate to provide investors with an update on business trends CDW has experienced during the first quarter of 2002. Based upon sales trends through mid-March, we project first quarter 2002 financial results at the mid to lower end of our earlier guidance of $975 million to $1.025 billion in sales and $0.43 to $0.47 earnings per diluted share."

"We are optimistic about CDW's prospects and our ability to outperform our industry. We are increasing market share and showing solid performance despite the difficult economic environment. The investments we are making in sales and marketing position us for continued leadership," Edwardson said.

CDW's updated earnings guidance excludes the impact of any payroll tax expense related to the potential sale of up to 2,000,000 shares under the shelf registration by Gregory C. Zeman, a member of CDW's Board of Directors and employed as an advisor to the Company. Any shares that are sold under the registration statement will be sold by Mr. Zeman. The total number of CDW shares outstanding will not change as a result of any sales under the registration statement. Mr. Zeman will acquire the shares to be sold by him pursuant to the exercise of stock options granted to him under the MPK Stock Option Plan. The MPK Stock Option Plan was established in 1992 by Michael P. Krasny, the Company's founder and former chairman and chief executive officer. Mr. Krasny granted Mr. Zeman nonforfeitable options pursuant to the MPK Stock Option Plan to purchase shares of CDW common stock owned by him. CDW will not sell any shares and will not receive any of the proceeds from any sales made by Mr. Zeman. If Mr. Zeman sells all of the shares under the registration statement, he will have 958,864 options to purchase shares remaining under the MPK Stock Option Plan.

Due to the exercise of Mr. Zeman's options, CDW will realize an income tax benefit of approximately $44.2 million (based on an assumed sale price of $55.94, the last reported sale price of CDW common stock on the Nasdaq National Market on March 18, 2002). Approximately $0.4 million of this figure was previously recorded to deferred taxes, and the incremental tax benefit of $43.8 million will be recorded as an increase to paid-in-capital. In addition, CDW will incur incremental payroll taxes of approximately $1.6 million. This will reduce the Company's diluted earnings per share by approximately $0.01 for the quarter ending March 31, 2002, assuming the sale of all shares is completed during this period.

It is contemplated that the offering will be conducted on a delayed or continuous basis as permitted by the rules of the Securities and Exchange Commission. Mr. Zeman will determine the time, manner and size of each sale to be conducted pursuant to the registration statement.

A registration statement relating to the securities intended to be sold has been filed with the Securities and Exchange Commission but has not become effective. These securities may not be sold nor may offers to buy be accepted prior to the time such registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of any offer to buy, nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About CDW

CDW(R)(Nasdaq: CDWC), ranked No. 435 on the Fortune 500, is a direct solutions provider of complete, customized technology solutions for businesses, government agencies and educational institutions nationwide. CDW is a leading source of technology products and services from companies such as Cisco, Compaq, Computer Associates, Hewlett-Packard, IBM, Intel, Microsoft, Toshiba and other top name brands. CDW distributes contracts to end users for customized and standardized on-site services provided directly by firms such as Compaq Global Services and DecisionOne and for training programs provided directly by KnowledgeNet and Productivity Point International.

CDW was founded in 1984 as a home-based business and today employs more than 2,800 coworkers whose efforts generated net sales of approximately $4 billion in 2001. CDW's direct model offers one-on-one relationships with highly trained account managers; purchasing by fax, telephone, the company's award-winning www.cdw.com Web site or customized CDW@work extranets; custom configured solutions and same day shipping; flexible financing solutions; and phone and online technical support, with more than 100 factory-trained and A+ certified technicians on staff.

        Additional information can be found by visiting www.cdw.com.

Any statements in this report that are forward-looking (that is, not historical in nature) are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, for example, statements concerning the Company's sales growth, gross profit as a percentage of sales, advertising expense and cooperative advertising reimbursements. In addition, words such as "likely," "may,' "would," "could," "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions, may identify forward-looking statements in this report. Forward-looking statements in this report are based on the Company's beliefs and expectations as of the date of this report and are subject to risks and uncertainties, including those described below, which may have a significant impact on the Company's business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain. Should one or more of the risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. The following factors, among others, may have an impact on the accuracy of the forward-looking statements contained in this report: the continued acceptance of the Company's distribution channel by vendors and customers, the timely availability and acceptance of new products, continuation of key vendor relationships and support programs, the Company's ability to utilize information technology systems effectively, changes and uncertainties in economic conditions that could affect the rate of I.T. spending by the Company's customers, changes in pricing by our vendors, the ability of the Company to hire and retain qualified account managers and any additional factors described from time to time in the Company's filings with the Securities and Exchange Commission, including those described in the Company's registration statement on Form S-3 (File No. 333-84122).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                CDW Computer Centers, Inc.

Date: March 19, 2002	By: /s/ Barbara Klein Barbara Klein Chief Financial Officer